Strong Money Market Fund, Inc.

                                   EXHIBIT 16

                           SCHEDULE OF COMPUTATION OF
                             PERFORMANCE QUOTATIONS


I.     CURRENT YIELD:  7 days ended October 31, 1997

     A.     FORMULA

               Current Yield = Base Period Return x (365/7)

     B.     CALCULATION

               5.25% = .0010068 x (365/7)


II.     EFFECTIVE YIELD:  7 days ended October 31, 1997

     A.     FORMULA

               Effective Yield = [(Base Period Return + 1)(365/7)] - 1

     B.     CALCULATION

               5.39% = [(.0010068 + 1)(365/7)] - 1


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